As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DISTRIBUTED ENERGY SYSTEMS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0177690
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10 Technology Drive
Wallingford, CT	06492
(Address of Principal Executive Offices)	(Zip Code)

2003 Stock Incentive Plan, as amended

2003 Employee Stock Purchase Plan, as amended

(Full Title of the Plan)

Walter W. Schroeder

President

10 Technology Drive

Wallingford, CT 06492

(Name and Address of Agent For Service)

(203) 678-2000

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,200,000 shares(2)	$4.615(3)	$5,538,000(3)	$651.83

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 900,000 shares issuable under the Distributed Energy Systems Corp. 2003 Stock Incentive Plan, as amended, and (ii) 300,000 shares issuable under the Distributed Energy Systems Corp. 2003 Employee Stock Purchase Plan, as amended.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on June 24, 2005.

Statement of Incorporation by Reference

This Registration Statement on Form S-8 relating to the 2003 Stock Incentive Plan, as amended, and the 2003 Employee Stock Purchase Plan, as amended, of Distributed Energy Systems Corp. (the “Registrant”) incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-111044, filed by the Registrant with the Securities and Exchange Commission on December 10, 2003, relating to the Registrant’s 2003 Stock Incentive Plan and 2003 Employee Stock Purchase Plan, except for the information required by Item 8, which is contained below.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 29th day of June, 2005.

DISTRIBUTED ENERGY SYSTEMS CORP.

By:	/s/ Walter W. Schroeder
Walter W. Schroeder
President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Distributed Energy Systems Corp., hereby severally constitute and appoint Walter W. Schroeder, John A. Glidden and William F. Winslow, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Distributed Energy Systems Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Walter W. Schroeder Walter W. Schroeder	President and Director (Principal Executive Officer)	June 29, 2005

/s/ John A. Glidden John A. Glidden	Vice President Finance (Principal Financial and Accounting Officer)	June 29, 2005

/s/ Robert W. Shaw Robert W. Shaw	Chairman of the Board of Directors	June 29, 2005

/s/ Paul F. Koeppe Paul F. Koeppe	Director	June 29, 2005

/s/ Gerald B. Ostroski Gerald B. Ostroski	Director	June 29, 2005

James H. Ozanne	Director

/s/ Philip R. Sharp Philip R. Sharp	Director	June 29, 2005

/s/ Theodore Stern Theodore Stern	Director	June 29, 2005

INDEX TO EXHIBITS

Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 333-108515) and incorporated herein by reference.